Exhibit 99.1
Tallgrass Energy Reports Strong Second Quarter 2019 Results

•	Net Income, Adjusted EBITDA and Cash Available for Dividends of $71.6 million, $254.3 million and $204.8 million

•	Cash Available for Dividends of $0.73 per share, Declared Dividend of $0.54 per share, resulting in dividend coverage of 1.35x
LEAWOOD, Kan.--(BUSINESS WIRE)--July 25, 2019--Tallgrass Energy, LP (NYSE: TGE) ("TGE") today reported financial and operating results for the second quarter of 2019.
"In the second quarter we placed the Iron Horse Pipeline in-service and completed construction of the Grasslands Terminal, further expanding our crude oil service offerings for customers in the Powder River and Denver-Julesburg basins," said CEO David Dehaemers Jr. "Also, with the integration of our previously announced Q2 acquisition of water infrastructure assets in the Marcellus and Utica, we now offer water services as a value-added service offering to our customers in each of the basins we currently serve with natural gas and crude oil transportation. These accomplishments, along with our operations team's tireless efforts to safely and efficiently operate our assets contributed to another outstanding quarter of financial performance."
Second Quarter Dividend
As previously announced, the board of directors of TGE's general partner declared a quarterly cash dividend of $0.54 per Class A share for the second quarter of 2019. This quarterly dividend represents $2.16 per Class A share on an annualized basis, a sequential increase of 1.9 percent from the first quarter 2019 dividend and an increase of 8.5 percent from the second quarter 2018 dividend. The quarterly dividend will be paid on Aug. 14, 2019, to Class A shareholders of record as of the close of business on July 31, 2019.

Tallgrass Energy, LP Summary Financial Information

Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
(in thousands, except coverage and per unit data)

Net income attributable to TGE	$71,619	$122,206
Add:
Interest expense, net(1)	40,601	80,311
Depreciation and amortization expense(1)	32,591	63,319
Distributions from unconsolidated investments	125,470	240,568
Deficiency payments, net(1)	4,426	16,570
Non-cash compensation expense	3,450	20,570
Income tax expense	21,977	39,043
Net income attributable to Exchange Right Holders	53,403	103,945
Less:
Equity in earnings of unconsolidated investments	(99,012)	(187,534)
Non-cash (gain) loss related to derivative instruments	(223)	1,029
Adjusted EBITDA(2)	$254,302	$500,027
Less:
Cash interest cost	(39,060)	(77,199)
Maintenance capital expenditures, net(1)	(10,405)	(17,393)
Current income tax expense(1)	(49)	(49)
Cash Available for Dividends(2)	$204,788	$405,386
Less:
Dividends to Class A (TGE)(3)	(96,767)	(191,742)
Dividends to Class B (Exchange Right Holders)(3)	(55,154)	(109,287)
Amounts in excess of dividends	$52,867	$104,357
Dividend coverage	1.35	x	1.35	x

Class A shares outstanding(4)	179,197	179,197
Class B shares outstanding(4)	102,137	102,137
Total Shares outstanding	281,334	281,334

Cash Available for Dividend per share	$0.73	$1.44
Dividend per share	$0.54	$1.07

(1)	Net of noncontrolling interest associated with less than wholly owned subsidiaries of Tallgrass Equity.

(2)	Adjusted EBITDA and Cash Available for Dividends are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

(3)	Based on the number of Class A and B shares expected to be outstanding as of the dividend record date for the second quarter 2019.

(4)	Class A and B shares represent the number of shares expected to be outstanding as of the dividend record date for the second quarter 2019.
Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss second quarter 2019 results at 3:30 p.m. Central Time on Thursday, July 25, 2019. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.

Tallgrass Energy, LP Merger Adjusted Segment Overview(1)
The following summary provides a reconciliation of the operating income and Segment Adjusted EBITDA for each of our reporting segments with the amounts adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. Merger Adjusted Segment Adjusted EBITDA is a Non-GAAP Measure. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Natural Gas Transportation
Operating income	$16,970	$16,882	$36,906	$36,266
Add:
Depreciation and amortization expense	4,959	4,851	9,907	9,678
Distributions from unconsolidated investment	121,702	91,806	235,097	179,639
Other, net	629	720	1,218	1,554
Merger Adjusted Segment Adjusted EBITDA(3)	$144,260	$114,259	$283,128	$227,137

Less:
Merger Adjustments	—	(53,175)	—	(95,401)
Segment Adjusted EBITDA as Reported in 6/30/19 Form 10-Q	$144,260	$61,084	$283,128	$131,736

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Crude Oil Transportation
Operating income	$68,963	$65,714	$130,400	$112,241
Add:
Depreciation and amortization expense(2)	13,744	13,593	27,443	26,872
Distributions from unconsolidated investment	2,111	—	2,111	—
Deficiency payments, net(2)	5,139	(1,035)	10,744	6,974
Less:
Adjusted EBITDA attributable to noncontrolling interests	—	—	—	(350)
Merger Adjusted Segment Adjusted EBITDA(3)	$89,957	$78,272	$170,698	$145,737

Less:
Merger Adjustments	—	(49,767)	—	(82,361)
Segment Adjusted EBITDA as Reported in 6/30/19 Form 10-Q	$89,957	$28,505	$170,698	$63,376

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Gathering, Processing & Terminalling
Operating income	$11,997	$5,722	$20,606	$29,027
Add:
Depreciation and amortization expense(2)	12,778	7,674	24,255	14,786
Distributions from unconsolidated investments	1,657	2,444	3,360	2,444
Loss (gain) on disposal of assets	—	279	—	(9,138)
Less:
Adjusted EBITDA attributable to noncontrolling interests	(1,206)	(1,268)	(2,464)	(2,679)
Non-cash (gain) loss related to derivative instruments	(223)	1,449	1,029	(1,225)
Deficiency payments, net(2)	(1,100)	574	5,047	3,377
Other, net	(44)	—	(64)	—
Merger Adjusted Segment Adjusted EBITDA(3)	$23,859	$16,874	$51,769	$36,592

Less:
Merger Adjustments	—	(10,707)	—	(20,269)
Segment Adjusted EBITDA as Reported in 6/30/19 Form 10-Q	$23,859	$6,167	$51,769	$16,323

(1)	Segment reporting does not include corporate general and administrative costs or intersegment eliminations.

(2)	Net of noncontrolling interest associated with less than wholly owned subsidiaries of Tallgrass Equity.

(3)	Represents Adjusted EBITDA which is a non-GAAP measure. For additional detail see "Non-GAAP Measures" below.

Rockies Express Pipeline LLC Summary Financial Information
We own a 75 percent membership interest in REX. The table below is a reconciliation of REX's Adjusted EBITDA and Distributable Cash Flow for the three and six months ended June 30, 2019 and 2018, presented to provide additional information on REX's financial results. REX's Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Rockies Express Pipeline LLC
Net income	$117,635	$88,662	$221,244	$179,630
Add:
Interest expense, net	30,301	41,483	59,676	83,453
Depreciation and amortization expense	55,102	54,962	110,014	109,824
Loss on extinguishment of debt	448	—	448	—
Change in contract asset	9,543	(15,575)	2,341	(31,150)
Adjusted EBITDA	213,029	169,532	393,723	341,757
Less:
Cash interest cost	(29,854)	(40,649)	(58,737)	(81,785)
Maintenance capital expenditures	(4,530)	(7,226)	(6,158)	(11,022)
Distributable Cash Flow	$178,645	$121,657	$328,828	$248,950

Distributions to Members	$(162,269)	$(122,808)	$(313,462)	$(254,548)
Contributions from Members	$35,020	$1,691	$58,072	$6,419
Financial Leverage(1)	2.8x	3.0x	2.8x	3.0x
(1) Calculated in accordance with the definitions in REX's revolving credit facility.

Tallgrass Energy, LP Financial Statements
TGE's financial statements for the quarter ended June 30, 2019, will be available in TGE's quarterly report on Form 10-Q that is expected to be filed with the Securities and Exchange Commission on or about Aug. 1, 2019.
Non-GAAP Measures
Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow are non-GAAP supplemental financial measures that TGE management and external users of our consolidated financial statements and financial statements of our subsidiaries and unconsolidated investments, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded midstream infrastructure companies, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make dividends to our shareholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow should not be considered alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow be considered alternatives to available cash or other definitions in our partnership agreement. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We generally define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments and deficiency payments received from or utilized by our customers. In addition, Adjusted EBITDA at Rockies Express excludes the impact of other non-cash gains or losses and includes the impact of the change in contract asset, which represents the difference between the revenue recognized and the actual cash collected from the customer. We also use Cash Available for Dividends and Distributable Cash Flow, which we generally define as Adjusted EBITDA, less cash interest costs, maintenance capital expenditures, current income tax, and certain cash reserves permitted by our governing documents. Adjusted EBITDA and Cash Available for Dividends are both calculated and presented at the Tallgrass Equity level, before consideration of noncontrolling interest associated with the Exchange Right Holders or calculating distributions from Tallgrass Equity to us, on one hand, and to the Exchange Right Holders, on the other. We believe calculating these measures at Tallgrass Equity provides investors the most complete and comparable picture of our overall financial and operational results and provides a consistent metric for period over period comparisons that is not impacted by any future exercises by the Exchange Right Holders of the right to exchange TGE Class B Shares and Tallgrass Equity Units for an equal number of TGE Class A Shares (the "Exchange Right"), which does not have a dilutive effect on TGE's net income per share. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
In this press release we have also presented Merger Adjusted Segment Adjusted EBITDA for each of our reporting segments. We define Merger Adjusted Segment Adjusted EBITDA as Adjusted EBITDA for such segment as adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. We believe that the presentation of this measure on a merger adjusted basis provides useful information to investors in assessing our financial condition and results of operations for each of our reporting segments because the accounting treatment of our ownership interests in TEP prior to the TEP Merger Transaction and the impact of non-controlling interests for the period was significantly impacted by the TEP Merger Transaction during the period but is not representative of the comparable measures during our historical periods. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Tallgrass Energy, LP Merger Adjusted Segment Overview" above.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include, the number of Class A and B shares outstanding as of the dividend record date for the second quarter 2019 and the timing of TGE's filing of its quarterly report on Form 10-Q. Forward-looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TGE and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TGE's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TGE based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TGE's financial performance and results, availability of sufficient cash flow to pay dividends and execute its business plan, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
About Tallgrass Energy
Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation's most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.

Contacts
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(303) 763-3568
phyllis.hammond@tallgrassenergylp.com